Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-126056 and
333-177023) on Form S-8 of our report dated June 27, 2019, which appears in this annual report on
Form 11-K of the CNX Resources Corporation Investment Plan for Salaried Employees for the year ended December 31, 2018.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
June 27, 2019